EXHIBIT 3(d)

                         INVESTMENT LETTER AND AGREEMENT

                                                                December 6, 2005

Mr. Alan I. Greenstein
1031 S.W. 156 Avenue
Pembroke Pines, FL 33027

         On November 8, 2005, the undersigned advised you that you were in default under, and demanded repayment of, that certain Promissory Note dated July 22, 2004 in favor of the undersigned in the original principal amount of $737,500 (the "Promissory Note") pursuant to which you acquired an aggregate of 750,000 shares of Common Stock, $.025 par value per share (the "Shares"), of DRYCLEAN USA, Inc. (the "Company"). The Shares were pledged to secure your obligations under the Promissory Note pursuant to that certain Security Agreement dated July 22, 2004 from you in favor of the undersigned. On December 28, 2004, the undersigned agreed to reduce the principal amount of the Promissory Note by $362,500 in consideration for your return to the undersigned of 250,000 of the Shares. This will confirm our mutual understanding that the undersigned agrees to accept your offer to transfer to the undersigned all of your right, title and interest in and to 258,620 of the Shares (the "Reacquired Shares") in consideration for the discharge of your remaining obligations under the Promissory Note, subject to the condition that, in the event the application of such Shares to your obligations under the Promissory Note, or any part thereof, at any time is rescinded or must otherwise be restored or returned by the undersigned upon or as a result of your insolvency, bankruptcy or reorganization, whether by order of any court, or otherwise, then the Promissory Note and the security interest granted pursuant to the Security Agreement (and the Security Agreement itself) shall each be reinstated and shall continue to apply with respect to all amounts rescinded, restored or returned, all as though such payment or application had never been made.

         You acknowledge that the Reacquired Shares are "restricted securities," are not registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, may only be sold in a private placement to a limited number of qualified purchasers or under Rule 144 ("Rule 144")
promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act in limited quantities and otherwise in compliance with that Rule. Furthermore, the sale of a significant quantity of the Reacquired Shares in a foreclosure, private placement or market sale could only be made at a significant discount from market, especially since they represent only a minority interest in the Company in which a majority of the outstanding shares of Common Stock are owned by two related stockholders. In addition, the Reacquired Shares are subject to certain voting obligations pursuant to a Stockholders Agreement to which you are a party with the two principal stockholders of the Company.

         As an inducement to the Company to effectuate the transfer, the undersigned hereby acknowledges, represents, warrants and agrees as follows:

         (a) None of the Reacquired Shares is currently being registered under the Securities Act or any state securities laws. The undersigned understands that his reacquisition of the Reacquired Shares hereunder is intended to be exempt from registration under the Securities Act by virtue of Section 4(1) of the Securities Act based, in part, upon the representations, warranties and agreements contained in this Investment Letter;

         (b) The undersigned has been Chairman of the Board of Directors, a director and a principal stockholder of the Company since November 1, 1998.

         (c) The undersigned has reviewed all of the Company's filings with the SEC as the undersigned has deemed necessary including, without limitation, the Company's Annual Report on Form 10-K for the year ended June 30, 2005, Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, all Current
Reports on Form 8-K filed by the Company since July 1, 2005 and the Proxy Statement used in connection with the Company's 2005 Annual Meeting of Stockholders. The undersigned has analyzed the risks attendant to an investment in the Reacquired Shares and has made his decision to reacquire the Reacquired Shares based on his own analysis of the Company's business, financial condition, results of operations and prospects without representation or warranty with respect thereto from either you or the Company. The undersigned understands that his investment in the Reacquired Shares involves a high degree of risk.

         (d) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable him to utilize the information made available to him in connection with his reacquisition of the Reacquired Shares to evaluate the merits and risks of an investment in the Reacquired Shares and to make an informed investment decision with respect thereto;

         (e) The undersigned is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D of the Securities Act (such definition is provided on Exhibit A annexed hereto).

         (f) The undersigned is reacquiring the Reacquired Shares solely for the undersigned's own account for investment and not with a view to resale or distribution of any of the Reacquired Shares;

         (g) The undersigned may be required to bear the economic risk of the investment indefinitely because none of the Reacquired Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. The Company is not obligated to register the Reacquired Shares under the Securities Act or any state securities law. Any resale of the Reacquired Shares can be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, the undersigned will, prior to any offer or sale or distribution of any Reacquired Shares advise the Company and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution;

         (h) The undersigned also understands that any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Securities Exchange Act of 1934 (the "Exchange Act") and, among other things, a limitation on the amount of Reacquired Shares (and other shares of the Company's Common Stock owned by the undersigned) that may be sold in specified time periods and the manner in which the sale can be made; that, while the Company's Common Stock is registered under the Exchange Act and the Company is presently subject to the periodic reporting requirements of the Exchange Act, there can be no assurance that the Company will remain subject to such reporting obligations or current in its filing obligations; and that, in case Rule 144 is not applicable to a disposition of the Reacquired Shares, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required; and

         (i) Legends shall be placed on the certificates evidencing the Reacquired Shares to the effect that such shares of Common Stock have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Reacquired Shares.

                                              Very truly yours,

                                              /s/ William K. Steiner
                                              -----------------------
                                              William K. Steiner

AGREED:

/s/ Alan I. Greenstein
-----------------------
Alan I. Greenstein



                                      -3-
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                                    EXHIBIT A

         The term "accredited investor" refers to any person or entity who comes within any of the following categories:

         1. Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, a saving and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         2. Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

         3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         4. Any director or executive officer of the Company;

         5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

         6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         7. Any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506 of Regulation D; or

         8. Any entity in which all of the equity owners are accredited investors.